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                                                                  EXHIBIT 10.23

                             SMARTDISK CORPORATION

                         REGISTRATION RIGHTS AGREEMENT

         THIS REGISTRATION RIGHTS AGREEMENT (the "AGREEMENT") is made as of the 24th day of December, 2002, by and among SmartDisk Corporation, a Delaware corporation (the "COMPANY"), and each of the investors (the "INVESTORS") listed on Exhibit A hereto.

                                R E C I T A L S

         A. The Company and the Investors have entered into a Series A Redeemable Convertible Preferred Stock Purchase Agreement dated December 9, 2002, as amended on December 24, 2002 (the "Purchase Agreement").

         B. Under the Purchase Agreement, Investors have agreed to purchase and the Company has agreed to sell 2,552,364.8 shares of the Company's Series A Redeemable Convertible Preferred Stock (the "Preferred Shares").

         C. The Purchase Agreement contains as a condition to the Investors' obligations under the Purchase Agreement that the Company and the Investors enter into this Agreement in order to provide the Investors with certain rights to register shares of the Company's Common Stock.

         D. The Company desires to induce the Investors to purchase the Preferred Shares pursuant to the Purchase Agreement by agreeing to the terms and conditions set forth herein.

         NOW THEREFORE, in reliance on the foregoing recitals and in consideration of the mutual covenants contained herein, and in the Purchase Agreement the parties hereto agree as follows:

                               A G R E E M E N T

         1. REGISTRATION RIGHTS. The Company and the Investors covenant and agree as follows:

                  1.1 DEFINITIONS. For purposes of this Section 1:

                           1.1.1 The terms "Register," "Registered," and
"Registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act of 1933, as amended (the "ACT"), and the declaration or ordering of effectiveness of such registration statement or document.

                           1.1.2 The term "Registrable Securities" means (i)
any shares of Company $0.001 par value Common Stock ("Common Stock") acquired by a Holder upon conversion of the Preferred Shares, (ii) any shares of Common Stock acquired by a Holder pursuant to a rights offering conducted by the Company at any time on or before December 18, 2004 (the "Rights Shares"), and
(iii) any other shares of Common Stock or other securities of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the Preferred Shares, the Common Stock into which the Preferred Shares are convertible, or the Rights Shares, provided that the foregoing definition shall exclude in all cases any Registrable Securities sold by a person in a transaction in which his or her rights under this Agreement are not assigned. Notwithstanding the foregoing, Common Stock or other securities shall only be treated as Registrable Securities if and so long as they have not been (A) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (B) sold in a transaction exempt from the registration and prospectus delivery requirements of the Act under Section 4(1) thereof so that all transfer restrictions, and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale.

                           1.1.3 The number of shares of "Registrable
Securities Then Outstanding" shall be determined by the number of shares of Common Stock outstanding which are Registrable Securities, plus the
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number of shares of Common Stock issuable pursuant to conversion of outstanding
Preferred Shares, plus the number of shares of Common Stock issuable pursuant to any other convertible securities that are Registrable Securities.

                           1.1.4 The term "Holder" means any person owning or
having the right to acquire, Registrable Securities or any assignee thereof in accordance with Section 1.13 hereof.

                           1.1.5 The term "Form S-3" means such form under the
Act as in effect on the date hereof or any successor form under the Act.

                           1.1.6 The term "SEC" means the Securities and
Exchange Commission.

                           1.1.7 The term "Exchange Act" shall mean the
Securities Exchange Act of 1934, as amended.

                  1.2      REQUEST FOR REGISTRATION.

                           1.2.1 If the Company shall receive at any time after
the earliest of (a) June 24, 2003, (b) such time as it has provided the Investors with written notice of abandonment of the Rights Offering, as defined in the Purchase Agreement, and a written commitment not to conduct a rights offering to its shareholders for two years from the date of the notice without the written consent of a majority in interest of the Investors, or (c) such time as the Rights Offering has been conducted and closed, a written request from the Holders of a majority of the Registrable Securities Then Outstanding that the Company file a registration statement under the Act covering the registration of at least twenty percent (20%) of the Registrable Securities Then Outstanding (or a lesser percent if the anticipated aggregate offering price, net of underwriting discounts and commissions, would exceed Ten Million Dollars ($10,000,000)), then the Company shall, within ten (10) days of the receipt thereof, give written notice of such request to all Holders and shall, subject to the limitations of subsection 1.2.2, use its best efforts to effect as soon as practicable, and in any event within 60 days of the receipt of such request, the registration under the Act of all Registrable Securities which the Holders request to be registered within twenty (20) days of receipt of such notice mailed by the Company in accordance with Section 2.5.

                           1.2.2 If the Holders initiating the registration
request hereunder ("Initiating Holders") intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 1.2 and the Company shall include such information in the written notice referred to in subsection 1.2.1. The underwriter will be selected by a majority in interest of the Initiating Holders and shall be reasonably acceptable to the Company. In such event, the right of any Holder to include his Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in subsection
1.4.5 enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders. Notwithstanding any other provision of this
Section 1.2, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all Holders thereof, including the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company owned by each Holder, including all Registrable Securities issuable upon conversion of Preferred Shares or other convertible securities; provided, however, that the number of shares of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting.

                           1.2.3 Notwithstanding the foregoing, if the Company
shall furnish to Holders requesting a registration statement pursuant to this
Section 1.2 a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to be filed and it is therefore essential to defer
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the filing of such registration statement, the Company shall have the right to defer such filing for a period of not more than seventy-five (75) days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve (12)-month period.

                           1.2.4 In addition, the Company shall not be
obligated to effect, or to take any action to effect, any registration pursuant to this Section 1.2:

                           1.2.4.1 After the Company has effected one (1)
registration pursuant to this Section 1.2 and such registration has been declared or ordered effective; or

                           1.2.4.2 During the period starting with the date
sixty (60) days prior to the Company's good faith estimate of the date of filing of, and ending on a date one hundred eighty (180) days (or such lesser period as officers, directors and greater than 5% stockholders of the Company shall be contractually obligated to refrain from selling Company securities), after the effective date of a registration subject to Section 1.3 hereof that is conducted as a fully committed, underwritten registration; provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective.

                  1.3 COMPANY REGISTRATION. If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its stock under the Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Company stock plan or a transaction covered by Rule 145 under the Act, a registration in which the only stock being registered is Common Stock issuable upon conversion of debt securities which are also being registered, a registered rights offering to all holders of Company Common Stock, or any registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) days after receipt of such notice mailed by the Company in accordance with
Section 2.5, the Company shall, subject to the provisions of Section 1.8, cause to be registered under the Act all of the Registrable Securities that each such Holder has requested to be registered.

                  1.4 OBLIGATIONS OF THE COMPANY. Whenever required under this
Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

                           1.4.1 Prepare and file with the SEC a registration
statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to ninety (90) days, such time period to be extended by the number of days (a) a stop order shall be in effect with respect to the registration statement and (b) in the period beginning on the date notice is given pursuant to Section 1.4.6 and ending on the date a prospectus supplement is filed or a post-effective amendment is declared effective, in each instance curing the misleading statement or omission that was the subject of the notice.

                           1.4.2 Prepare and file with the SEC such amendments
and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act and the Exchange Act and the regulations thereunder with respect to the disposition of all securities covered by such registration statement for up to ninety (90) days.

                           1.4.3 Furnish to the Holders such numbers of copies
of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

                           1.4.4 Use its best efforts to register and qualify
the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.
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                           1.4.5 In the event of any underwritten public
offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering, including, without limitation, participating in investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Registrable Securities. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

                           1.4.6 Notify each Holder of Registrable Securities
covered by such registration statement promptly at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and prepare and file as soon as practicable (but in no event later than ten (10) business days following notice of the occurrence of such event to each such Holder in accordance with Section 2.5 hereof) with the SEC and promptly notify each such Holder of the filing of, a supplement to such prospectus or an amendment to the registration statement so that, as thereafter delivered to such Holders, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made and in the case of an amendment to the Registration Statement, use reasonable best efforts to cause it to become effective as soon as possible

                           1.4.7 Cause all such Registrable Securities
registered pursuant hereto to be listed on each securities exchange on which similar securities issued by the Company are then listed or are to be listed on the Nasdaq SmallCap Market, if not listed on a securities exchange, if eligible.

                           1.4.8 Provide a transfer agent and registrar for all
Registrable Securities registered pursuant hereto and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

                           1.4.9 In the event of the issuance of any stop order
suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Common Stock included in such registration statement for sale in any jurisdiction, the Company will promptly notify each Holder of Registrable Securities covered by such registration statement of such order and will use its best efforts to promptly obtain the withdrawal of such order; and

                           1.4.10 Use its best efforts to furnish, at the
request of any Holder requesting registration of Registrable Securities pursuant to this Section 1, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 1, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

                           1.4.11 Otherwise use its best efforts to comply with
all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable but no later than fifteen
(15) months after the effective date of the registration statement, an earnings statement covering a period of twelve (12) months beginning after the effective date of the registration statement, in a manner which satisfies the provisions of Section 11(a) of the Act.

                  1.5 FURNISH INFORMATION. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities
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held by it, and the intended method of disposition of such securities as shall be reasonably required to effect the registration of such Holder's Registrable Securities. The Company shall have no obligation with respect to any registration requested pursuant to Section 1.2 of this Agreement if, as a result of the application of the preceding sentence, the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company's obligation to initiate such registration as specified in subsection 1.2.1.

                  1.6 EXPENSES OF REQUESTED REGISTRATION. All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Section 1.2, including (without limitation) all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company, and the reasonable fees and disbursements of one counsel for the selling Holders shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 1.2 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one demand registration pursuant to Section 1.2, provided further, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness following their learning of such material adverse change, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to Section 1.2.

                  1.7 EXPENSES OF COMPANY REGISTRATION. The Company shall bear and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to Section 1.3 for each Holder (which right may be assigned as provided in Section 1.13), including (without limitation) all registration, filing, and qualification fees, printers' and accounting fees relating or apportionable thereto and the reasonable fees and disbursements of one counsel for the selling Holders, but excluding underwriting discounts and commissions relating to Registrable Securities.

                  1.8 UNDERWRITING REQUIREMENTS. In connection with any offering involving an underwriting of shares of the Company's capital stock, the Company shall not be required under Section 1.3 to include any of the Holders' securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by shareholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling shareholders according to the total amount of securities entitled to be included therein owned by each selling shareholder or in such other proportions as shall mutually be agreed to by such selling shareholders) but in no event shall (i) the amount of Registrable Securities of the selling Holders included in the offering be reduced below thirty percent (30%) of the total amount of securities included in such offering, or (ii) notwithstanding (i) above, any shares being sold by a shareholder exercising a demand registration right similar to that granted in
Section 1.2 be excluded from such offering. For purposes of the preceding parenthetical concerning apportionment, for any selling shareholder which is a Holder of Registrable Securities and which is a partnership or corporation, the partners, retired partners and shareholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "Selling Shareholder," and any pro-rata reduction with respect to such "selling shareholder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "Selling Shareholder," as defined in this sentence.

                  1.9 DELAY OF REGISTRATION. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.
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                  1.10 INDEMNIFICATION. In the event any Registrable Securities are included in a registration statement under this Section 1:

                           1.10.1 To the extent permitted by law, the Company
will indemnify and hold harmless each Holder, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "VIOLATION"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Act, the Exchange Act or any state securities law; and the Company will pay to each such Holder, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.10.1 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable to any Holder, underwriter or controlling person hereunder for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, underwriter or controlling person, as the case may be.

                           1.10.2 To the extent permitted by law, each selling
Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 1.10.2, in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.10.2 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, that, in no event shall any indemnity under this subsection
1.10.2 exceed the net proceeds from the offering received by such Holder, except where a court has finally determined that the loss, claim, damage or liability as to which indemnification is claimed was primarily caused by the willful fraud of such Holder.

                           1.10.3 Promptly after receipt by an indemnified
party under this Section 1.10 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.10, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonable fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action,
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shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.10, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.10.

                           1.10.4 If the indemnification provided for in this
Section 1.10 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations; provided, that, in no event shall any contribution by a Holder under this subsection 1.10.4 exceed the net proceeds from the offering received by such Holder, except where a court has finally determined that the loss, claim, damage or liability in question was primarily caused by the willful fraud of such Holder. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

                           1.10.5 Notwithstanding the foregoing, to the extent
that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

                           1.10.6 The obligations of the Company and Holders
under this Section 1.10 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.

                  1.11 REPORTS UNDER SECURITIES EXCHANGE ACT OF 1934. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

                           1.11.1 make and keep public information available,
as those terms are understood and defined in SEC Rule 144, so long as the Company remains subject to the periodic reporting requirements under Sections 13 or 15(d) of the Exchange Act;

                           1.11.2 take such action as is necessary to enable
the Holders to utilize Form S-3 for the sale of their Registrable Securities;

                           1.11.3 file with the SEC in a timely manner all
reports and other documents required of the Company under the Act and the Exchange Act; and

                           1.11.4 furnish to any Holder, so long as the Holder
owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144, the Act and the Exchange Act, or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

                  1.12 ASSIGNMENT OF REGISTRATION RIGHTS. The rights to cause the Company to register Registrable Securities pursuant to this Section 1 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of at least one hundred thousand (100,000) shares of such securities as presently constituted, provided the Company is, within a reasonable time after such transfer, furnished with written notice of
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the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and provided, further, that such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act. For the purposes of determining the number of shares of Registrable Securities held by a transferee or assignee, the holdings of transferees and assignees of a partnership or limited liability company who are partners, members or retired partners or members of such partnership or limited liability company (including spouses and ancestors, lineal descendants and siblings of such partners, members or spouses who acquire Registrable Securities by gift, will or intestate succession) shall be aggregated together and with the partnership or limited liability company, provided that all assignees and transferees who would not qualify individually for assignment of registration rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices or taking any action under Section 1.

                  1.13 LIMITATIONS ON SUBSEQUENT REGISTRATION RIGHTS. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the outstanding Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder (a) to include such securities in any registration filed under Section
1.2 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of his securities will not reduce the amount of the Registrable Securities of the Holders which is included, (b) to make a demand registration which could result in such registration statement being declared effective within one hundred eighty (180) days of the effective date of any registration effected pursuant to Section 1.2 or (c) cut back rights more favorable than or as favorable as the Holders' rights contained in Section
1.8 hereof.

                  1.14 TERMINATION OF REGISTRATION RIGHTS. No Holder shall be entitled to exercise any right provided for in this Section 1 after such time as Rule 144 or another similar exemption under the Act is available for the sale of all of such Holder's shares during a three (3)-month period without registration.

         2.       MISCELLANEOUS.

                  2.1 SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of the Rights Shares, the Preferred Shares or the underlying Common Stock). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

                  2.2 GOVERNING LAW. This Agreement and all acts and transactions pursuant hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of laws.

                  2.3 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument

                  2.4 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

                  2.5 NOTICES. Unless otherwise provided, any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by overnight courier or sent by telegram or fax, or forty-eight (48) hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, and addressed to the party to be notified at such party's address as set forth below or on Exhibit A hereto or as subsequently modified by written notice.

                  2.6 AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company, and the Holders of a majority of the

SmartDisk Corporation
Registration Rights Agreement
Page 9


Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each Holder of any Registrable Securities then outstanding, each future Holder of all such Registrable Securities, and the Company.

                  2.7 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then
(x) such provision shall be excluded from this Agreement, (y) the balance of the Agreement shall be interpreted as if such provision were so excluded and
(z) the balance of the Agreement shall be enforceable in accordance with its terms.

                  2.8 AGGREGATION OF STOCK. All Rights Shares, Preferred Shares, and Shares of underlying Common Stock held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

                  2.9 APPROVAL UNDER EXISTING INVESTOR'S RIGHTS AGREEMENT. Phoenix House Investments, LP ("Phoenix"), as the holder of a majority of the outstanding "Registrable Securities," as such term is defined in that certain Investor's Rights Agreement dated as of May 22, 1998, by and among the Company, Phoenix House Investments, L.L.C. (the predecessor of Phoenix), Toshiba Corporation and Fischer International Systems Corporation, does hereby consent to the Company's entering into this Agreement and granting of the rights contained herein, as required by and in accordance with Section 1.14 of the Investor's Rights Agreement.

                            [Signature Page Follows]

SmartDisk Corporation
Registration Rights Agreement
Page 10


         The parties have executed this Registration Rights Agreement as of the date first above written.

COMPANY:                                INVESTORS:

SMARTDISK CORPORATION                   PHOENIX HOUSE INVESTMENTS, LP



By:  /S/ Michael S. Battaglia           By:   PHOENIX HOUSE INVESTMENTS GP, INC.
     -------------------------------          its general partner
     Michael S. Battaglia, President

Address:      3506 Mercantile Avenue
         Naples, Florida  34104-3310

                                        By:  /S/ Addison M. Fischer
                                             -----------------------------------
                                             Addison M. Fischer, President

                                        Address:   400 West King Street
                                                   Carson City, Nevada  89703


                                        /S/ Addison M. Fischer
                                        ----------------------------------------
                                        Addison M. Fischer

                                        Address:   3584 Mercantile Avenue
                                                   Naples, Florida  34104

SmartDisk Corporation
Registration Rights Agreement
Page 11



                                   EXHIBIT A

                                   INVESTORS


                                                                     NO. OF
NAME                               ADDRESS                      PREFERRED SHARES
-------------------------------------------------------------------------------
Phoenix House Investments, LP      400 West King Street              2,380,857.6
                                   Carson City, Nevada  89703

Addison M. Fischer                 3584 Mercantile Avenue              171,507.2
                                   Naples, Florida  34104